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                                                                   EXHIBIT 10.30


               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

         This Amended and Restated Pledge and Security Agreement ("Agreement"), dated as of June 5, 1999 by and between JOHN R. MESSINGER ("Borrower") and Lason, Inc. (the "Company"). This Agreement amends and restates the Pledge and Security Agreement dated June 5, 1998 between the Borrower and the Company.

         Whereas, the Company may loan the Borrower the principal sum of up to $910,000.00 pursuant to an Amended and Restated Secured Promissory Note dated as of June 5, 1999 (the "Note").

         NOW, THEREFORE, in order to induce the Company to make the loan, and secure Borrower's obligations under the Note, the parties named herein agree as follows:

         1. PLEDGE. The Borrower hereby confirms the grant of a first security interest to the Company in the following collateral (the "Collateral") as of June 5, 1998:

         (a) All unexercised stock options pursuant to that certain Stock Option Agreement between the Borrower and the Company dated as of May 29, 1998 (the "Stock Options"); and

         (b) Subject to Section 7 hereof, all of Borrower's right to, title and interest in the shares of Common Stock that Borrower may acquire upon exercise of the Stock Options (the "Exercise Shares"), all dividends and distributions arising therefrom, payable therein or distributed in respect thereto, whether in cash, property, stock or otherwise and whether now or hereafter declared, paid or made, together with the right to receive and receipt therefor, together with all proceeds thereof; provided, however, that if and so long as no default in the observance and performance by the Borrower of any of the terms of this Agreement or the Note, the Borrower shall have the right to receive all dividends in respect to the Collateral paid in cash or in the stock of a corporation or in other property; and provided further, that the Borrower shall pledge to the Company any such stock or other property so distributed to Borrower to secure Borrower's obligations to the Company and shall enter into any such further agreements and execute such further documents as the Company may require to effectuate such pledge or that may be required by virtue of the Company's status as a public company.

         The Borrower shall not be required to pledge or otherwise provide any collateral to secure the Note other than the Collateral specified in this
Section 1.

         2. PERFECTION OF SECURITY INTEREST. In order to perfect the Company's security interest in the Collateral described in Section 1(a), the Borrower agrees to deliver a UCC-1 financing statement to the Company for filing in the Borrower's state of residence. In order to perfect the Company's security interest in the Collateral described in Section 1(b), the Borrower agrees to



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deliver to the Company share certificates duly endorsed for transfer in blank
(or accompanied by one or more signed stock powers in blank), to be held by the Company pursuant to the terms of this Agreement.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents, warrants and agrees with the Company as follows:

         (a) The Borrower has the legal capacity to execute this Agreement and to carry out all of the terms, conditions, covenants and provisions contained herein.

         (b) If, whenever, and as often as, during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares or other securities issued upon exercise of the Stock Options or in consideration of the Exercise Shares shall be held by the Company under the terms of this Agreement in the same manner as the Stock Options.

         (c) The Borrower has good right and lawful authority to pledge, hypothecate, mortgage, assign, transfer, deliver, set over and confirm unto the Company the Collateral as provided in this Agreement, and the Borrower shall warrant and defend the title thereto and the Company's security interest therein against the claims of all persons.

         (d) So long as this Agreement is in effect, the Borrower shall not sell, assign or transfer, and shall not pledge, hypothecate, mortgage or otherwise encumber any right or rights with respect to the Collateral or any rights or interest therein.

         (e) Borrower agrees to execute Form F.R. G-3 and any other form required to be executed pursuant to Regulation G and any other rules and regulations of the Federal Reserve System with respect to the Collateral.

         4. DEFAULT. Each of the following events or conditions constitutes an "Event of Default":

         (a) Failure by the Borrower to make any payment of principal or interest under the Note on or before 30 days after the date such payment is due.

         (b) [Reserved.]

         (c) Any representation, warranty or other statement by or on behalf of the Borrower contained in the Note or in this Agreement is false or misleading in any material respect when made.

         (d) The Borrower becomes insolvent or bankrupt or makes any assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator.



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         (e) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower, which proceedings are not dismissed or stayed within 60 days after they are instituted.

         If, whenever and as often as, there shall have occurred an Event of Default, the Company shall have at any time thereafter the rights and remedies provided by law, including those contained in the Uniform Commercial Code in force in Michigan, and without limiting the generality of the foregoing, (i) the right to declare all amounts then remaining unpaid under the Note to be immediately due and payable, and (ii) the right to take any available action or proceeding, at law or in equity, to enforce its rights with respect to the Collateral.

         5. GOVERNING LAW. This transaction shall be governed by the laws of the State of Michigan, and the Company shall have all of the rights and remedies granted to a secured party under the Michigan Uniform Commercial Code.

         6. AUTHORITY OF THE COMPANY. The Borrower hereby irrevocably authorizes and empowers the Company, in its absolute discretion, at any time and after any Event of Default as defined herein, to cancel Borrower's unexercised stock options and complete stock powers and to transfer or cause to be transferred on its books all of the Exercise Shares and the share certificates relating thereto.

         7. TERMINATION. Upon the earlier to occur of (a) June 5, 2002 and no Event of Default by Borrower under the Note or this Agreement and (b) payment in full of Borrower's obligations under the Note, all rights and interests of the Company in and to the Collateral shall thereupon revest in the Borrower, and the Company thereupon shall release the security interest granted in this Agreement, reassign the Stock Options and Exercise Shares to the Borrower and deliver the related share certificates (together with any related stock powers) to the Borrower. In addition, when and if the Fair Market Value of the Exercise Shares, if any, exceeds 125% ("Excess Value") of the Note Indebtedness and such Excess Value continues for a period of 30 trading days then the security interest granted in this Agreement shall be released with respect to those Exercise Shares comprising such Excess Value only, and such shares shall be reassigned to the Borrower and the related share certificates (together with any related stock powers) shall be returned to the Borrower; provided however, that after such release the Fair Market Value of the Exercise Shares is at least 100% of the
Note Indebtedness and such release is approved by the Chief Executive Officer of the Company. For purposes of this Section 7, the Fair Market Value of the Exercise Shares shall be determined by multiplying the number of Exercise Shares times the closing price per Exercise Share as reported on The Nasdaq Stock Market.

         8. TAXES. The Borrower shall pay for any and all documentary stamps or other taxes which may be imposed on the transfer and delivery to the Company, or the retransfer and redelivery to the Borrower, of the Exercise Shares and the other Collateral.



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         9. COMPANY'S RIGHTS; EXCULPATION. The Collateral shall be held in the possession of the Company, and in connection therewith, the Company shall have the authority and power to take such actions and to exercise such powers hereunder as are specifically delegated to the Company by the terms hereof, together with such other powers as are reasonably incidental thereto. The Company shall not be liable hereunder in its capacity as agent or bailee for any action taken or omitted by it hereunder except for its gross negligence or willful breach. The Company shall have no compensation hereunder and shall be under no duty with respect to the Collateral except to account therefor in due course, pursuant to the terms and conditions hereof.

         10. ENTIRE AGREEMENT. This Agreement, the Note and the Stock Option Agreement collectively constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         11. MODIFICATION OF AGREEMENT. This Agreement may not be modified except in writing and executed with the same formality as this Agreement.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and addressed:


         If to Lason, Inc., as follows:

         Lason, Inc.
         1350 Stephenson Highway
         Troy, Michigan  48083
         Attention: Corporate Counsel


         If to the Borrower to:

         John R. Messinger
         3548 Charlwood
         Rochester Hills, MI 48306






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         14. FURTHER ASSURANCE. Each party shall execute and deliver to the other such further documents and instruments, and shall perform such other acts, as reasonably may be necessary or proper to carry out the purposes of this Agreement.

                                       BORROWER

                                       By:       /s/   John R. Messinger
                                          -----------------------------------
                                                JOHN R. MESSINGER

                                       LASON, INC.


                                       By:       /s/   William J. Rauwerdink
                                          -----------------------------------
                                       Name:    William J. Rauwerdink
                                       Title:   Executive Vice President and
                                                Chief Financial Officer



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